UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 26, 2010

(Date of Report — Date of earliest event reported)
TRONOX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-32669	20-2868245

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 N.W. 150th Street
Oklahoma City, Oklahoma	73134

(Address of principal executive offices)	(Zip Code)
(405) 775-5000

(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     On December 24, 2009, Tronox Incorporated, Tronox Worldwide LLC (the “Borrower”) and certain subsidiaries of the Borrower entered into the Senior Secured Super-Priority Debtor-In-Possession and Exit Credit and Guaranty Agreement (the “Credit Agreement”) with the lenders from time to time party thereto (the “Lenders”) and Goldman Sachs Lending Parners LLC (the “Agent”), as administrative agent and collateral agent for the Lenders. On April 26, 2010, the Borrower gave notice to the Agent of the exercise of its right to extend the maturity date of the Credit Agreement by a three-month period to September 20, 2010 (subject to further extension as may be determined by the Borrower at a later date).
     The information furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX INCORPORATED
By:	/s/ Michael J. Foster
Michael J. Foster
Vice President, General Counsel and Secretary

Dated: May 7, 2010